FORBEARANCE AGREEMENT

                              Dated January 2, 2004

     This FORBEARANCE AGREEMENT (this "Agreement") dated January 2, 2004 is entered into by and among AVADO BRANDS, INC. (the "Borrower"), each of financial institutions listed on the signature pages hereof under the heading "Lenders" and their respective successors and assigns (individually, a "Lender" and, collectively, the "Lenders"), HILCO CAPITAL LP, in its capacity as administration agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, in its capacity as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (defined below).

                               W I T N E S E T H:

     WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of March 21, 2003, as amended and otherwise modified from time to time (as so amended and modified, the "Credit Agreement"), pursuant to which the Lenders have made certain loans to the Borrower and, to secure the performance of the obligations thereunder, the Borrower has granted security interests in the Collateral owned by the Borrower to the Collateral Agent, for the benefit of the Agents and the Lenders; and

     WHEREAS, each of Don Pablo's Holding Corp., a Delaware corporation, Don Pablo's Operating Corp., an Ohio corporation, Don Pablo's Limited, Inc., an Ohio corporation, Don Pablo's of Texas, LP, a Texas limited partnership, Canyon Cafe Operating Corp., a Georgia corporation, Canyon Cafe TX General, Inc., a Georgia corporation, Canyon Cafe Limited, Inc., a Georgia corporation, Canyon Cafe of Texas, LP, a Texas limited partnership, Hops of the Ohio Valley, Inc., a Florida corporation, Hops of Southwest Florida, Inc., a Florida corporation, Hops Grill & Bar, Inc., a Florida corporation, Cypress Coast Construction Corporation, a Florida corporation, Hops Marketing, Inc., a Florida corporation, Hops of Southeast Florida, Ltd., a Florida limited partnership, Hops of Coral Springs, Ltd., a Florida limited partnership, Hops of Boynton Beach, Ltd., a Florida limited partnership, Hops of South Florida, Ltd., a Florida limited partnership, Hops of Stuart, Ltd., a Florida limited partnership, Hops of the Gold Coast, Ltd., a Florida limited partnership, Hops of the Ohio Valley, Ltd., a Florida limited partnership, Hops of Bowling Green, Ltd., a Florida limited partnership, Hops of Greater Orlando, Ltd., a Florida limited partnership, Hops of Florida Mall, Ltd., a Florida limited partnership, Hops of Altamonte Springs, Ltd., a Florida limited partnership, Hops of Greater Orlando II, Ltd., a Florida limited partnership, Hops of Lakeland, Ltd., a Florida limited partnership, Hops of Southwest Florida, Ltd., a Florida limited partnership, Hops of Bradenton, Ltd., a Florida limited partnership, HNEF Area Manager II, Ltd., a Florida limited partnership, The Hops Northeast Florida Joint Venture No. I, a Florida general partnership, The Hops Northeast Florida Joint Venture No. II, a Florida general partnership, The Hops Northeast Florida Joint Venture No. III, a Florida general partnership, Hops of South Carolina, Ltd., a Florida limited partnership, Hops of the Carolinas, Ltd., a Florida limited partnership, Hops of Matthews, Ltd., a Florida limited partnership, Hops of the Carolinas II, Ltd., a Florida limited partnership, Hops of Atlanta, Ltd., a Florida limited partnership, Hops of Ohio, Ltd., a Florida limited partnership, Hops of Greater Detroit, Ltd., a Florida limited partnership, Hops of Kansas, Ltd., a Florida limited partnership, Hops of Missouri, LLC, a Florida limited liability company, Hops of Indiana, Ltd., a Florida limited partnership, Hops of Greater Boston, Ltd., a Florida limited partnership, and Hops of Rhode Island, LLC, a Rhode Island limited liability company,(collectively, the "Guarantors") have guaranteed the payment and performance of the Obligations pursuant to the Guaranties, and have secured their obligations thereunder pursuant to the Security Agreements;

     WHEREAS, the Borrower has notified the Agents that the Borrower is not in compliance with certain financial covenants under the Credit Agreement and, as a result thereof, the Administrative Agent, the Collateral Agent and the Lenders are entitled to enforce their rights and remedies under the Credit Agreement and the other Loan Documents;

     WHEREAS, the Borrower has also advised the Agents and the Lenders that the Borrower's failure to comply with its financial covenants may continue;

     WHEREAS,   the  Borrower  and  the  Guarantors   have  requested  that  the
Administrative Agent, the Collateral Agent and the Lenders forbear from enforcing certain of their rights and remedies in connection with such defaults for a short period of time, to provide additional liquidity during such period and to assist them in connection with a possible refinancing or debtor-in-possession financing in the event of a bankruptcy filing; and

     WHEREAS, the Administrative Agent, the Collateral Agent and the Lenders are willing to grant such forbearance and to provide additional liquidity on the terms and conditions set forth herein.

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     NOW,  THEREFORE,  in  consideration of the facts set forth in the foregoing recitals, which the parties hereto agree are true and correct, and for other good and valuable consideration, including their mutual promises contained in this Agreement, the Borrower, each Guarantor, the Administrative Agent and the Collateral Agent agree as follows:

     1. Acknowledgments by the Loan Parties. Each Loan Party hereby acknowledges that:

     (a) Events of Default have occurred and presently exist under the Credit Agreement as a result of (i) the failure by the Borrower to give the notice required under Section 7.10 of the Credit Agreement, (ii) the breach of the covenant set forth in Section 10.02 of the Credit Agreement for period ending on September 28, 2003, (iii) the breach of the covenant set forth in Section 10.03 of the Credit Agreement for the period ending on September 28, 2003, (iv) the breach of the covenant set forth in Section 10.04 of the Credit Agreement for the period ending on September 28, 2003, and (v) a default under the Senior Note Documents and the Senior Subordinated Documents that may arise from the nonpayment of interest under such documents or, with respect to the present value calculations for the sale and leaseback transaction entered into by the Borrower or its Subsidiaries in August 2003, the breach of the indebtedness covenant under such documents . The Events of Default specified in this subsection (a) are collectively referred to as the "Existing Defaults"; provided that the Event of Default specified in clause (iv) above shall constitute an Existing Default only so long as no holder of a Senior Note or holder of Senior Subordinated Note accelerates the obligations thereunder or exercises any other remedy such holder may have under the Senior Note Documents, the Senior Subordinated Documents or otherwise with respect thereto.

     (b) Pursuant to Section 4.01(c) of the Credit Agreement, interest has been accruing on the principal balance of the Loans and all other Obligations since September 28, 2003 at a rate which is three percent (3.0%) per annum in excess of the Applicable Interest Rate in effect from time to time. Pursuant to Section 4.02(b) of the Credit Agreement, the Letter of Credit Fee is being calculated at a rate which is three percent (3.0%) per annum in excess of the rate otherwise applicable thereunder since September 28, 2003. In consideration of the Lenders entering into this Agreement, the Borrower agrees that interest shall continue to accrue, and the Letter of Credit Fee shall continue to be calculated, at such rates.

     (c) The Collateral Agent has the right pursuant to Section 5 of the Depository Account Agreement among Royal Bank of Canada, the Borrower and the Collateral Agent to deliver a Notice that an Event of Default has occurred and is continuing under the Credit Agreement. The Loan Parties hereby consent to the Collateral Agent delivering such Notice to Royal Bank of Canada simultaneously with the execution and delivery of this Agreement.

     2. Agreement to Forbear; Nature of Forbearance.

     (a) Upon the satisfaction of the conditions precedent set forth in Section 4 hereof, the Administrative Agent, the Collateral Agent and the Lenders hereby agree not to take any of the following actions as a result of the occurrence and continuance of the Existing Defaults, for the period beginning on the date this Agreement becomes effective and ending immediately upon the earlier of the occurrence of an "Other Default" (as defined below) and January 31, 2004 (such period being hereinafter referred to as the "Forbearance Period"): (1) accelerate the maturity of the Obligations pursuant to Section 11.01 of the Credit Agreement, or (2) commence any nonjudicial foreclosure or seizure of all or any portion of the Collateral other than wiring all collected funds in the Master Account to the Administrative Agent's account after the Notice referred to in Section 4(c) below is sent to Royal Bank of Canada. For purposes of this Agreement, "Other Default" shall mean any Event of Default other than the Existing Defaults.

     (b) The Agents and the Lenders expressly reserve the right to exercise all rights and remedies under the Loan Documents and applicable law immediately with respect to the occurrence of any Other Default and, immediately upon the expiration of the Forbearance Period, with respect to the Existing Defaults.

     (c) Except as expressly provided in Section 2(a), the Agents and the Lenders reserve each and every right and remedy they may have under any of the Loan Documents or under applicable law. Nothing in this Agreement or in the decision by the Lenders to make additional Loans as contemplated in Section 3, shall be deemed to constitute a waiver by any Agent or any Lender of any Event of Default, whether now existing or hereafter arising, or of any right or remedy the Agents and the Lenders may have under any of the Loan Documents or applicable law, except to the extent expressly provided in Section 2(a).

     3. Amendment to the Credit Agreement. Upon the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical order:

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

     "Assets Held For Sale Fee" has the meaning ascribed to such term in Section 4.02(f).

     "Existing   Defaults"  has  the  meaning  ascribed  to  such  term  in  the
Forbearance Agreement.

     "Forbearance Agreement" means the Forbearance Agreement dated January 2, 2004 entered into by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Forbearance Effective Date" has the meaning ascribed to such term in the Forbearance Agreement.

     "Forbearance Period" has the meaning ascribed to such term in the Forbearance Agreement.

     (b) The definition of "Commitment" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following:

     "Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, which amount shall not exceed $39,000,000. The amount of the Commitments may be reduced from time to time in accordance with the terms of this Agreement.

     (c) The definition of "Commitment Reduction Amount" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following:

     "Commitment Reduction Amount" means an amount equal to $10,000,000.

     (d) The definition of "EBITDA" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following:

     "EBITDA" means, with respect to any Person for any period, the Net Income of such Person for such period, plus, without duplication, the sum of the following amounts of such Person for such period and to the extent deducted in determining Net Income of such Person for such period: (A) Net Interest Expense,
(B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) restructuring charges, asset revaluation and other special charges (excluding legal fees and expenses), (F) extraordinary (on an after tax basis) or non-recurring losses, (G) net losses attributable to Dispositions, (H) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)), (I) expenses with respect to construction in process in a maximum aggregate amount not to exceed $234,000,
(J) expenses with respect to increases in self insurance reserves, in a maximum aggregate amount not to exceed $400,000, (K) Pre-Opening Costs in an amount not to exceed $200,000, (L) items properly included in the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary), and which are properly excluded from the operating income of the Borrower and its Subsidiaries, (M) the aggregate amount of all out of pocket payments made by the Borrower to Navigant Consulting, Inc. in an aggregate amount of up to $80,000,
(N) the G&A Adjusted Amount, (O) the SunTrust Adjustment, (P) cash flow from Restaurant operations for the trailing twelve month period for a store/stores that have closed during that period, in each case consistent with the past accounting practices of the Borrower and its Subsidiaries, and (Q) to the extent not included under clause (E) above, amounts paid to restructuring advisors (excluding legal fees and expenses); minus, without duplication, the sum of the following amounts of such Person for such period and to the extent included in determining Net Income of such Person for such period: (1) extraordinary (on an after tax basis) or non-recurring gains, (2) net gains attributable to Dispositions, (3) items properly included in the category entitled "Other Income (Expense), Net" in Borrower's financial statements (other than payments made to any limited partner of any Non-Wholly Owned Subsidiary) and which are properly excluded from the operating income of the Borrower and its Subsidiaries, in each case consistent with the past accounting practices of the Borrower and its Subsidiaries, and (4) all other non cash items (including without limitation, the cumulative effect from changes in accounting principles (on an after tax basis)).

     (e)  Section  3.01(a)(ii)  of the  Credit  Agreement  is hereby  amended by
deleting  such  subsection  in  its  entirety  and  substituting   therefor  the
following:

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

     "(ii) The Borrower may, upon at least three (3) Business Days' prior written notice to the Administrative Agent, at any time and from time to time, terminate in whole, or permanently reduce in part, the Commitments. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Commitments is delivered as provided herein, the principal amount of the Loans so reduced shall become due and payable on the date specified in such notice to the extent the Revolving Credit Obligations exceed the Commitments after giving effect to such reduction. Once reduced the Commitment may not be increased."

     (f) Section 3.01(b)(iii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety.

     (g) Subsection (vii) of Section 3.01(b)(vii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

     "(vii)  On  the  Forbearance   Effective  Date,  the  Commitments  will  be
permanently reduced by an amount equal to the Commitment Reduction Amount."

     (h) Section 4.02 of the Credit Agreement is hereby amended by adding an additional subsection at the end thereof to read as follows:

     "(f) Assets Held For Sale Fee. Immediately upon the disposition of the remaining Assets Held For Sale set forth on Exhibit J to the Credit Agreement, the Borrower hereby agrees to pay the Administrative Agent, for the ratable benefit of the Lenders, an asset release fee in an amount equal to five percent (5%) of the Net Cash Proceeds received from the disposition of the Assets Held for Sale (the "Assets Held For Sale Fee"), which fee shall be non-refundable when paid."

     (i) Subsection (a) of Section 5.02 of the Credit Agreement is hereby amended by adding "(other than Section 6.01(bb))" following the reference to
Section 6.01 therein.

     (j) Subsection (b) of Section 5.02 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

     "(b) No Defaults. As of such date, no Event of Default or Default (other than the Existing Defaults but only during the Forbearance Period) shall have occurred and be continuing or would result from the making of the requested Loan, the application of the proceeds therefrom, the issuance of the requested Letter of Credit Accommodation, or the application of the proceeds therefrom."

     (k) Section 7.03 of the Credit Agreement is hereby amended by inserting the following new subsection at the end thereof:

     "(h) On the Forbearance  Effective Date and, then  following,  within three
(3) Business Days after any Disposition of Assets Held for Sale, time phased summary financial data that highlights Assets Held for Sale and the current state of such Assets Held for Sale in the form as attached hereto as Exhibit J."

     (l) Section 8 of the Credit Agreement is hereby amended by inserting the following new Sections at the end thereof:

     "SECTION 8.20. Chief Financial Officer. In the event that the employment of any chief financial officer hired by the Borrower terminates after December 22, 2003, (i) within 30 days following such termination of employment retain a temporary chief financial officer who works not less than 30 hours per week, and
(ii) within 120 days following such termination of employment retain a full-time permanent chief financial officer is retained by Borrower.

     SECTION 8.21 Availability. After giving effect to any payment to the holders of the Senior Notes or the Senior Subordinated Notes, the Borrower shall have Availability of at least $2,500,000."

     (m) Section 11.01(e) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

     "(e) Breach of Certain Covenants. Any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.04, 7.10, 8.05, 8.20, 8.21, Article IX or Article X under this Agreement or contained in any other Loan Document."

     (n) Schedule 8.19 is hereby amended by deleting such Schedule in its entirety and substituting a new Schedule 8.19 in the form attached to the Forbearance Agreement.

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     (o) The Credit  Agreement is hereby  amended by adding Exhibit J, following
Exhibit I, in the form attached to the Forbearance Agreement.

     4. Conditions Precedent. Sections 2 and 3 of this Agreement shall be effective on the date (the "Forbearance Effective Date") that the following conditions have been satisfied:

     (a) The Agents shall have received counterparts of this Agreement executed by each of the Loan Parties, the Administrative Agent, the Collateral Agent and each of the Lenders.

     (b) The Administrative Agent shall have received, for the ratable benefit of the Lenders, a forbearance fee in the amount of $250,000, which fee shall be fully earned and non-refundable when paid; provided, however, the Borrower shall be entitled to receive a $75,000 credit against any new fees charged by the Lenders in connection with (i) any extension of the Credit Agreement, (ii) any restructuring of the obligations under the Credit Agreement, or (iii) any debtor-in-possession facility provided by the Lenders.

     (c) The Collateral Agent shall have sent Royal Bank of Canada notice to terminate the transfer of the collected balance in the Master Account to the Disbursement Account and thereafter transfer such collected balance in the Master Account to the Administrative Agent's operating account.

     (d) The Collateral Agent shall have received a work fee in the amount of $250,000 for costs and expenses that may be incurred by the Collateral Agent in connection with a possible debtor-in-possession financing. Such fee shall be fully earned when paid.

     5. Representations and Warranties. Each Loan Party hereby represents and warrants that, both before and after giving effect to all of the provisions of this Agreement:

     (a) All of the representations and warranties contained in the Loan Documents are true and complete in all material respects.

     (b) Except for the Existing Defaults, no event has occurred and is continuing which constitutes an Event of Default or Default.

     6. Reaffirmation of Loan Documents. Each of the Loan Parties hereby reaffirms all of its obligations under each Loan Documents to which it is party, agrees that each such Loan Document is in full force and effect as of the date hereof and secures the payment in full of the Obligations.

     7. Release. In further consideration of the execution by the Agents and the Lenders of this Agreement, each Loan Party, on behalf of itself and each of its present and former principals, subsidiaries, parents, holding companies, affiliates, divisions, predecessors, stockholders, directors, officers, employees, agents, accountants, attorneys, and other representatives, each of the Loan Parties and all of the successors and assigns of each of the foregoing (collectively, the "Releasors"), hereby completely, voluntarily, knowingly, and unconditionally releases, acquits, and forever discharges (a) each of the
Agents, (b) each of the Lenders, (iii) each of the present and former principals, subsidiaries, parents, holding companies, affiliates, divisions, predecessors, stockholders, directors, officers, employees, agents, accountants, attorneys, and other representatives of each of the foregoing, and (d) all of the successors and assigns of each of the foregoing (collectively, the "Releasees"), from any and all claims, actions, causes of action, demands, suits, debts, covenants, controversies, remedies, liabilities, damages, sums of money, accounts, reckonings, bonds, bills, specialties, variances, trespasses, judgments, extents, executions, rights, obligations, losses, undertakings, costs, expenses, attorneys' fees, setoffs, counterclaims, cross-claims, third-party claims, claims-over, reimbursement claims, indemnity claims, contribution claims, and demands of any and every type whatsoever, including, without limitation, any so-called "lender liability" claims or defenses (collectively, "Claims"), whether arising out of federal, state, provincial or local laws or regulations, statutes, rules or common law, whether in law or in equity, whether known or unknown, matured or unmatured, fixed or contingent, asserted or unasserted, disclosed or undisclosed, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, whether individual, class, derivative, representative, or in any other capacity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world in any way concerning, relating to, or arising from (i) any of the Releasors, (ii) the Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrower, and
(vi) the negotiation, documentation and execution of this Agreement and any documents relating thereto. Each of the Releasors knowingly grants such release notwithstanding that such Releasor may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and expressly waives any and all rights that any such Releasor may have under any statute, procedural rule, common law principle or equity which would limit the effect of the foregoing release to those Claims actually known or suspected to exist at the time of the effectiveness of this Agreement. The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

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

     8. No Course of Dealing. The execution and delivery of this Agreement shall not (i) establish a course of dealing between any Agent or any Lender on the one hand and the Borrower or any Guarantor on the other hand, or (ii) in any way obligate any Agent or any Lender to hereafter provide any further forbearance of any kind, to provide any further time for payment prior to the enforcement of their security or to provide any other financial accommodations to or on behalf of the Borrower.

     9. Arm's Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm's length and not by any means forbidden law.

     10. Entire Agreement. Except as set forth in the Loan Documents, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein. Any single or partial exercise of any right under this Agreement shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent and the Lenders, and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. The provisions of this Agreement and the Loan Documents shall, to the extent reasonably possible, be construed consistently. In the event, however, of any irreconcilable inconsistency between the provisions of this Agreement and any Loan Document, the provisions of this Agreement shall control.

     11. No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and assigns, and is not intended to confer upon any other third party any rights or benefits

     12. Paragraph Headings. The article, paragraph and clause headings contained in this Agreement are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of this Agreement.

     13. Applicable Law; Severability. This Agreement shall be construed in accordance with and governed by the internal laws (but not the conflicts of law provisions) of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each of the parties hereto agrees that a signature transmitted to the Collateral Agent or its counsel by facsimile transmission shall be effective to bind the party so transmitting its signature.


                          [signature page(s) following]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

               AVADO BRANDS, INC.



               By:
                  -----------------------------------------------------
               Title:
                     --------------------------------------------------





                HILCO CAPITAL LP,
                as Administrative Agent and Lender



                By:
                   -----------------------------------------------------
                Title:
                      --------------------------------------------------






              FORTRESS CREDIT OPPORTUNITIES I LP, as Collateral Agent and Lender
              By: FORTRESS CREDIT OPPORTUNITIES I GP LLC, its general partner



              By:
                 -----------------------------------------------------
              Title:
                    --------------------------------------------------






                DB SPECIAL OPPORTUNITIES LLC
                By: Drawbridge Special Opportunities Advisors LLC, it's authorized signatory



                By:
                   -----------------------------------------------------
                Title:
                      --------------------------------------------------

                HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.



                By:
                   -----------------------------------------------------
                Title:
                      --------------------------------------------------






                TRS METIS LLC



                By:
                   -----------------------------------------------------
                Title:
                      --------------------------------------------------


                                      S-2


     Exhibits and schedules to this agreement are not filed pusuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this form 8-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.